Exhibit 99.1

First Amendment to Employment Agreement between Health Management

Associates, Inc. and William J. Schoen

This Amendment (“Amendment”) is made and entered into on this 6th day of February 2007 by and between Health Management Associates, Inc. (“Company”) and William J. Schoen (“Executive”).

Whereas the Company and Executive entered into a certain Employment Agreement (“Agreement”) dated January 2, 2001; and

Whereas the Company and Executive desire to amend the Agreement in order to effect a change with respect to certain health benefits.

Now therefore, Company and Executive agree as follows:

1.	Paragraph 7 entitled “Health Plan” is hereby restated and amended as follows and shall replace the original paragraph 7 and be deemed effective as of November 30, 2006;

The Executive and his spouse for their lives shall be entitled to coverage under the Company’s medical plans applicable to the Company’s executive officer’s in accordance with the terms (other than eligibility) of such plans; provided however, in the event the Executive or his spouse elects to receive coverage under Medicare, the Company may provide Medicare supplement insurance for the Executive or his spouse, as the case may be, providing equivalent benefits as the Company’s medical plans for executive officers (after taking into consideration what is actually received from Medicare).

2.	No other term, condition or requirements of the Agreement is hereby amended or modified.

This Amendment has been executed by the parties on this 6th day of February, 2007.

Company		Executive

By	/s/ Timothy R. Parry	/s/ William J. Schoen
Name	Timothy R. Parry	William J. Schoen

Its	Sr. Vice President
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